UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Horizon Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HORIZON PHARMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 8, 2012

NOTICE AND PROXY STATEMENT

April 30, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders on Friday, June 8, 2012. The Annual Meeting will begin at 8:00 a.m., Central Time, at our corporate office, located at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

The attached Notice of Annual Meeting and Proxy Statement describes how our Board of Directors operates, provides biographical information on our director nominees, gives information for the voting matters to be acted upon at the Annual Meeting and explains the proxy voting process.

Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote FOR all of the proposed nominees for election to the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement and FOR one year as the preferred frequency of advisory votes to approve executive compensation.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please take a moment now to vote your shares by internet, toll-free telephone call or by signing and dating the enclosed proxy card and returning it in the pre-addressed, postage-paid envelope provided.

We look forward to seeing you on June 8, 2012, and urge you to vote as soon as possible.

Sincerely,

Timothy P. Walbert

Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2012

Dear Stockholder:

We will be holding our Annual Meeting of Stockholders of Horizon Pharma, Inc., on Friday, June 8, 2012, beginning promptly at 8:00 a.m., Central Time, at our corporate office, located at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015. You are being asked to vote on the following matters:

1.	To elect the two nominees for Class I Directors named herein to hold office until the 2015 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

5.	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 9, 2012, the record date for the Annual Meeting, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof. On or about April 30, 2012, we will mail to our common stockholders proxy materials. We ask that you review the Proxy Statement carefully and complete, sign, date and return the enclosed proxy card in the envelope provided or vote over the internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting

to Be Held on Friday, June 8, 2012, at 8:00 a.m., Central Time,

at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

The Proxy Statement and Annual Report to stockholders

are available at www.proxyvoting.com/hznp.

By Order of the Board of Directors

Robert J. De Vaere

Secretary

Deerfield, Illinois

April 30, 2012

HORIZON PHARMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 8, 2012

PROXY STATEMENT

INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Horizon Pharma, Inc., a Delaware corporation (“Horizon,” the “Company,” “we,” “our” or “us”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., Central Time, on Friday, June 8, 2012, at the Company's corporate office, located at 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015, for the purposes set forth in the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The mailing address of the principal executive office of the Company is 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015. The Company expects that this Proxy Statement, the related proxy and Notice of Annual Meeting of Stockholders will first be mailed to stockholders on or about April 30, 2012.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at the 2012 Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

How do I attend the Annual Meeting?

The meeting will be held on Friday, June 8, 2012, at 8:00 a.m., Central Time, at our corporate office, located at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015. Directions to the Annual Meeting may be found at www.horizonpharma.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2012, will be entitled to vote at the Annual Meeting. On this record date, there were 33,703,370 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2012, your shares were registered directly in your name with Horizon’s transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 9, 2012, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two Class I Directors;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2012;

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission (“SEC”) rules; and

•	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the Class I nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to the advisory vote on how frequently we should solicit stockholder advisory approval for executive compensation, you may vote for any one of the following: one year, two years or three years or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 7, 2012, to be counted.

•

To vote through the internet, go to http://www.proxyvoting.com/hznp to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 7, 2012, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Horizon. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or through the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 9, 2012.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1, 3 or 4 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal 1, the election of all nominees for Class I directors, “For” Proposal 2, to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012, “For” Proposal 3, the advisory approval of executive compensation and “For” one year as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company’s common stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Horizon’s Secretary at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for Proposals 2, 3 and 4 and will have the same effect as “Against” votes or, with respect to Proposal 4 regarding frequency of stockholder advisory votes to approve executive compensation, the same effect as voting against each of the three frequency options. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For the election of Class I Directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of Directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 3, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

For Proposal 4, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be considered the frequency preferred by the stockholders. If you “Abstain” from voting, it will have the same effect as voting against each of the three frequency options. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 33,703,370 shares outstanding and entitled to vote. Thus, the holders of 16,851,685 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvoting.com/hznp.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2012 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants or other rights held by such persons that are exercisable as of May 14, 2012, which is 60 days after March 15, 2012.

Percentage of beneficial ownership is based on 33,703,370 shares of common stock outstanding as of March 15, 2012. Unless otherwise indicated, the address for the following stockholders is c/o Horizon Pharma, Inc., 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

	Number and Percentage of Shares Beneficially Owned
Name and Address of Beneficial Owner or Identity of Group	Shares	Percentage
5% or greater stockholders:
Essex Woodlands Health Ventures Fund VII, L.P(1)	5,815,940	16.9%
335 Bryant St., 3rd Floor
Palo Alto, CA 94301
Funds affiliated with FMR LLC(2)	5,077,822	14.8%
82 Devonshire Street, V13H
Boston, MA 02109
Atlas Venture Fund VI, L.P. and its affiliates(3)	3,895,404	11.5%
25 First Street, Suite 303
Cambridge, MA 02141
Quaker BioVentures Capital II, L.P.(4)	3,451,846	10.0%
2929 Arch Street, Suite 1650
Philadelphia, PA 19104-2868
Scale Venture Partners II, L.P(5)	2,266,631	6.7%
950 Tower Lane, Suite 700
Foster City, CA 94404
NGN Biomed Opportunity I, L.P. and its affiliates(6)	1,940,383	5.7%
369 Lexington Avenue, 17th Floor
New York, NY 10017
Sutter Hill Ventures, a California Limited Partnership(7)	1,798,143	5.3%
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304

Directors and named executive officers:
Jeff Himawan, Ph.D.(8)	5,815,940	16.9%
Jean-François Formela, M.D.(9)	3,895,404	11.5%
Louis C. Bock(10)	2,266,631	6.7%
Jeffrey W. Bird, M.D., Ph.D.(11)	1,835,730	5.4%
Michael Grey(12)	1,755	*
Ronald Pauli(13)	1,755	*
Gino Santini(14)	585	*
Timothy P. Walbert(15)	284,793	*
Robert J. De Vaere(16)	119,614	*
Jeffrey W. Sherman, M.D., FACP(17)	119,614	*
Michael Adatto(18)	8,493	*
Todd N. Smith(19)	8,474	*

All executive officers and directors as a group (12 persons)(20)	14,358,788	40.5%

*	Less than one percent.
(1)

Includes (a) 5,064,731 shares and (b) 751,209 shares issuable upon exercise of warrants. James L. Currie, Jeff Himawan, Martin Sutter, Immanuel Thangaraj and Petri Vainio share voting and investment power over the shares held by Essex Woodlands

Health Ventures Fund VII, L.P. and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(2)	Includes (a) 4,394,366 shares and (b) 683,456 shares issuable upon exercise of warrants. This information is based on the Schedule 13G filed with the SEC on March 12, 2012 by FMR LLC, which reflects beneficial ownership as of February 29, 2012. FMR LLC reported that it had beneficial ownership of, and sole dispositive power with respect to, 4,920,253 shares of our common stock, including 659,610 shares issuable upon exercise of warrants. The Schedule 13G includes shares beneficially owned by Edward C. Johnson, 3d and family members, and Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC, in its capacity as investment adviser to various registered investment companies (“Fidelity funds”). Mr. Johnson is Chairman of FMR LLC. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR LLC voting common stock and the execution of a stockholders’ voting agreement, may be deemed a controlling group with respect to FMR LLC. The Schedule 13G also states that neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Fidelity funds’ boards of trustees pursuant to established guidelines. Additionally, Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 157,629 shares of our common stock, including 23,846 shares issuable upon exercise of warrants, as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 157,629 shares and sole power to vote or to direct the voting of 157,629 shares of common stock owned by the institutional accounts managed by PGATC.
(3)	Includes (a) 3,516,377 shares held by Atlas Venture Fund VI, L.P. (“Atlas VI”), (b) 64,385 shares held by Atlas Venture Fund VI GmbH & Co. KG (“Atlas GmbH”), (c) 107,532 shares held by Atlas Venture Entrepreneurs’ Fund VI, L.P. (“Atlas EVC”) and (d) 197,456, 3,616, and 6,038 shares issuable upon exercise of warrants held by Atlas VI, Atlas GmbH and Atlas EVC, respectively. These shares are held directly by Atlas VI, Atlas EVC and Atlas GmbH. Atlas Venture Associates VI, L.P. (“AVA VI L.P.”), is the sole general partner of the Atlas VI and Atlas EVC and the managing limited partner of Atlas GmbH. Atlas Venture Associates VI, Inc. (“AVA VI Inc.”), is the sole general partner of AVA VI L.P. Jean-Francois Formela is the sole director of AVA VI Inc. As a result, Dr. Formela may be deemed to have beneficial ownership with respect to all shares held by AVA VI Inc. Each of the foregoing disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein.
(4)	Includes (a) 2,761,477 shares and (b) 690,369 shares issuable upon exercise of warrants. Quaker BioVentures Capital II, L.P., the general partner of Quaker BioVentures II, L.P., and Quaker BioVentures Capital II, LLC, the general partner of Quaker BioVentures Capital II, L.P., may be deemed to share voting and investment power with respect to such shares with Quaker BioVentures II, L.P.
(5)	Includes (a) 2,204,465 shares and (b) 62,166 shares issuable upon exercise of warrants. Louis Bock, Mark Brooks, Kate Mitchell, Rory O’Driscoll and Sharon Wienbar, managing members of Scale Venture Management II, LLC, the ultimate general partner of Scale Venture Partners II, L.P. (“Scale”), share voting and investment authority over the shares held by Scale and disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(6)	Includes (a) 1,086,129 shares held by NGN Biomed Opportunity I, L.P. (“NGN L.P.”), (b) 785,217 shares held by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG (“NGN GmbH”), (c) 40,069 shares issuable upon exercise of warrants held by NGN L.P. and (d) 28,968 shares issuable upon exercise of warrants held by NGN GmbH. Peter Johann, Ph.D., Kenneth S. Abramowitz, John R. Costantino and Georg Nebgen, Ph.D., managing members of NGN Capital LLC, the general partner and investment manager of NGN L.P. and NGN GmbH, share voting and investment authority over the shares held by NGN L.P. and NGN GmbH and disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(7)	Includes (a) 1,609,980 shares and (b) 188,163 shares issuable upon exercise of warrants. David L. Anderson, G. Leonard Baker, Jr., Jeffrey W. Bird, Tench Coxe, James C. Gaither, Andrew T. Sheehan, Michael L. Speiser, David E. Sweet, James N. White and William H. Younger, Jr. share voting and investment authority over the shares held by Sutter Hill Ventures, a California Limited Partnership, and disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(8)	Includes the shares referred to in footnote (1) above. Dr. Himawan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(9)	Includes the shares referred to in footnote (3) above. Dr. Formela disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(10)	Includes the shares referred to in footnote (5) above. Mr. Bock disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(11)	Includes (a) the shares referred to in footnote (7) above, (b) 36,562 shares held by the Jeffrey W. Bird and Christina R. Bird Trust dated October 31, 2000 (the “Bird Trust”), of which Dr. Bird is a trustee and (c) 1,025 shares issuable upon exercise of warrants held by the Bird Trust. Dr. Bird disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(12)	Includes 1,755 shares that Mr. Grey has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options.
(13)	Includes 1,755 shares that Mr. Pauli has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options.
(14)	Includes 585 shares that Mr. Santini has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options.
(15)	Includes 284,793 shares that Mr. Walbert has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options and restricted stock awards.
(16)	Includes (a) 2,732 shares and (b) 116,882 shares that Mr. De Vaere has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options and restricted stock awards.
(17)	Includes (a) 2,732 shares and (b) 116,882 shares that Dr. Sherman has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options and restricted stock awards.
(18)	Includes (a) 677 shares and (b) 7,816 shares that Mr. Adatto has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options.
(19)	Includes 8,474 shares that Mr. Smith has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options.
(20)	Includes the following held by our executive officers and directors, in the aggregate: (a) 6,141 shares, (b) 538,942 shares that can be acquired within 60 days of March 15, 2012 pursuant to the exercise of stock options and restricted stock awards and (c) 1,209,673 shares issuable upon exercise of warrants.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2012, one of whom will not stand for re-election at the 2012 Annual Meeting. Each of the nominees listed below is currently a director of the Company who was recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these nominees would serve until the 2015 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected as Class I directors. Only two nominees are proposed for election as Class I directors. There will be one vacancy in the Class I directors due to the decision of one current director not to stand for re-election at the 2012 Annual Meeting. The Nominating and Corporate Governance Committee has not yet considered candidates for nomination to fill such vacancy. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Such shares may not be voted for a greater number of persons than the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by Horizon. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2015 Annual Meeting

Michael Grey. Mr. Grey, 59, has served on the Board of Directors since September 2011. Mr. Grey currently serves as president and Chief Executive Officer at Lumena Pharmaceuticals, Inc. and is a venture partner at Pappas Ventures. Mr. Grey holds over 30 years of experience in the pharmaceutical and biotechnology industries, and has held senior positions at a number of companies, including president and Chief Executive Officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly in 2008), president and Chief Executive Officer of Trega Biosciences, Inc. (sold to Lion Bioscience in 2001) and president of BioChem Therapeutic Inc. For approximately 20 years, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, P.L.C., culminating in his position as vice president, corporate development and director of international licensing. Mr. Grey also serves on the Board of Directors of BioMarin Pharmaceutical Inc. and Selventa, Inc. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Grey is qualified to serve as a director of the Company on the basis of his extensive experience managing pharmaceutical and biopharmaceutical companies, which will bring important strategic insight to the Board of Directors as it plans the Company’s future growth.

Ronald Pauli. Mr. Pauli, 51, has served on the Board of Directors since September 2011. Mr. Pauli is currently chief business officer at Sagent Pharmaceuticals, Inc., where he was recently promoted from his role as

Chief Financial Officer. As Chief Financial Officer, he played a key role in Sagent’s recent initial public offering. In addition, Mr. Pauli has held senior positions at a number of biopharmaceutical companies, including Chief Financial Officer at NeoPharm, Inc. and corporate controller and interim Chief Financial Officer at Abraxis BioScience, Inc. (formerly American Pharmaceutical Partners, Inc.). Mr. Pauli previously served as corporate controller for Applied Power, Inc. and R.P. Scherer Corporation and held multiple finance positions at Kmart Corporation. Mr. Pauli received a B.S. in accounting from Michigan State University and a master’s degree in finance from Walsh College. The Nominating and Corporate Governance Committee and the Board of Directors believe that Pauli is qualified to serve as a director of the Company on the basis of his financial experience at numerous biotechnology and pharmaceutical companies, which will add valuable expertise in guiding the strategic direction of the Company and working with the investment community.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2013 Annual Meeting

Jean-François Formela, M.D. Dr. Formela, 55, has served on the Board of Directors since April 2010. Dr. Formela is a partner at Atlas Venture, a venture capital firm, which he joined in 1993. Dr. Formela also serves on the Boards of Directors of ARCA Biopharma, Inc., Cellzome, Inc., Egalet Ltd., Resolvyx Pharmaceuticals, Inc. and f-star Biotechnologische Forschungs- and Entwicklungsges.m.b.H. Dr. Formela has also served as a member of the Boards of Directors of Achillion Pharmaceuticals, Inc., Biochem Pharma, Inc., DeCode Genetics, Exelexis, Inc., Novexel SA, which was acquired by Astrazeneca PLC in 2010, Nuvelo, Inc., NxStage Medical, Inc. and SGX, which was acquired by Lilly in 2008. Prior to joining Atlas Venture, Dr. Formela served as a senior director of medical marketing and scientific affairs at Schering-Plough Corporation, a pharmaceutical company which merged with Merck & Co., Inc., where he was responsible for the marketing of Intron®A and directed U.S. Phase 4 clinical trials. Dr. Formela has also practiced emergency medicine at Necker University Hospital in Paris, France. Dr. Formela received his M.B.A. from Columbia University and his M.D. from Paris University School of Medicine. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Formela’s leadership and business experience in the pharmaceutical industry and his success as a venture capitalist brings valuable insight to the Board of Directors.

Jeff Himawan, Ph.D. Dr. Himawan, 47, has served on the Board of Directors since our inception in March 2010 and has served on the Board of Directors of Horizon Pharma USA since July 2007. In 1999, Dr. Himawan joined Essex Woodlands Health Ventures, L.P., a venture capital firm, where he now serves as a managing director. Dr. Himawan also serves on the Boards of Directors of Catalyst Biosciences, Inc., MediciNova, Inc., Light Sciences Oncology, Inc., and Symphogen, Inc. Dr. Himawan also served on the Board of Directors of Iomai Corporation from 2001 to 2007, when it was acquired by Intercell AG. Dr. Himawan co-founded Seed-One Ventures, a venture capital firm, where from 1996 to 2001 he served as a managing director. From 1983 to 1996, Dr. Himawan was a scientist in academic and industrial settings. Dr. Himawan has written several patents in the fields of wireless communication, biotechnology and protein chemistry. Dr. Himawan received his B.S. in biology from the Massachusetts Institute of Technology and his doctorate in biological chemistry and molecular pharmacology from Harvard University. The Nominating and Corporate Governance Committee and the Board of Directors believe that, as a successful venture capitalist, Dr. Himawan brings important strategic insight to the Board of Directors, as well as experience working with the investment community.

Directors Continuing in Office Until the 2014 Annual Meeting

Jeffrey W. Bird, M.D., Ph.D. Dr. Bird, 51, has served on the Board of Directors since our inception in March 2010 and has served on the Board of Directors of Horizon Pharma USA since July 2007. Dr. Bird has been a managing director of the general partner of Sutter Hill Ventures, a California Limited Partnership, a venture capital firm, since July 2003. Dr. Bird also serves on the Board of Directors of Artemis Health, Inc., Drais Pharmaceuticals, Inc., NuGen Technologies, Inc., Portola Pharmaceuticals, Inc., Restoration Robotics, Inc.,

Threshold Pharmaceuticals, Inc. and ViroBay, Inc. From 1988 to 1990 and from 1992 to 2000, Dr. Bird served as a Senior Vice President, Business Operations at Gilead Sciences, Inc., a biopharmaceutical company, where he oversaw business development and commercial activities. Dr. Bird received his B.S. in biological sciences from Stanford University and his doctorate in cancer biology and M.D. from Stanford Medical School. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Bird’s drug development and commercialization expertise and experience as a successful venture capitalist brings important strategic insight and drug commercialization expertise to the Board of Directors, as well as provide experience working with the investment community.

Gino Santini. Mr. Santini, 55, has served on the Board of Directors since March 2012. Mr. Santini is currently retired from a distinguished career with Eli Lilly and Company that spanned nearly three decades. During his tenure at Lilly, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, president of the women’s health franchise and president of U.S. operations. Mr. Santini capped his career at Lilly as a member of the company’s executive committee and as the senior vice president of corporate strategy and business development. Mr. Santini, fluent in four languages, holds an undergraduate degree in mechanical engineering from the University of Bologna and a master’s in business administration from the University of Rochester. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Santini’s extensive international and domestic commercial and business development experience brings important insight to the Board of Directors as it plans the Company’s future growth.

Timothy P. Walbert. Mr. Walbert, 44, has served as the Company’s Chairman of the Board of Directors and the Company’s president and Chief Executive Officer since its inception in March 2010. Mr. Walbert has also served as the president and Chief Executive Officer of Horizon Pharma USA since June 2008 and on its Board of Directors since July 2008. From May 2007 to June 2009, Mr. Walbert served as president, Chief Executive Officer and director of IDM Pharma, Inc. (“IDM”), a biopharmaceutical company which was acquired by Takeda America Holdings, Inc. (“Takeda”), in June 2009. From January 2006 to May 2007, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a biopharmaceutical company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager, Immunology, where he led the global development and launch of HUMIRA, and divisional vice president, global cardiovascular strategy at Abbott Laboratories, a broad-based healthcare company. From April 1998 to June 2001, Mr. Walbert served as director, Celebrex North America and arthritis team leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company (“G.D. Searle”), a pharmaceutical company. From 1991 to 1998, Mr. Walbert also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth. Mr. Walbert received his B.A. in business from Muhlenberg College, in Allentown, Pennsylvania. Mr. Walbert also serves on the Board of Directors of XOMA Ltd., Raptor Pharmaceuticals Corp., the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO) and the Greater Chicago Arthritis Foundation. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Walbert’s business expertise, including his prior executive level leadership, give him the operational expertise, breadth of knowledge and valuable understanding of the Company’s industry, which qualify him to serve as a director and to lead the Board of Directors as its Chairman.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth information regarding our directors as of March 15, 2012:

Board Composition

The Board of Directors currently consists of eight members and is divided into three classes, as follows:

•	Class I, which consists of Mr. Bock, Mr. Grey and Mr. Pauli, and whose term will expire at our 2012 Annual Meeting;

•	Class II, which consists of Dr. Formela and Dr. Himawan, and whose term will expire at our 2013 Annual Meeting; and

•	Class III, which consists of Dr. Bird, Mr. Santini and Mr. Walbert, and whose term will expire at our 2014 Annual Meeting.

At each Annual Meeting of stockholders, the successors to directors whose terms then expire will serve until the third Annual Meeting following their election and until their successors are duly elected and qualified. The authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of our voting stock.

Independence of The Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Bock, Mr. Grey, Mr. Pauli, Dr. Formela, Dr. Himawan, Dr. Bird and Mr. Santini. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Mr. Walbert, the Company’s President and Chief Executive Officer is not an independent director by virtue of his employment with the Company. The Company’s definitions of “independence” for its directors can be located on its corporate website at www.horizonpharma.com.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.horizonpharma.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Board Leadership Structure

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Walbert. The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

Stockholder Communications With The Board Of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Horizon at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or communicate online to the Board of Directors as a group. This information is available on the Company’s website at www.horizonpharma.com.

Each communication will be reviewed by Horizon’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Hotline that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Company’s Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of The Board of Directors

The Board of Directors held 10 meetings and acted by unanimous written consent without a meeting two times during 2011. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2011 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Jeffrey W. Bird, M.D., Ph.D.					X	*
Louis C. Bock	X
Jean-François Formela, M.D.			X	*
Michael Grey	X		X
Jeff Himawan, Ph.D.			X
Ronald Pauli	X	*			X
Gino Santini	X				X
Total meetings in fiscal 2011	4		2		2

*	Committee Chairperson

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is composed of four directors: Mr. Bock, Mr. Pauli, Mr. Grey and Mr. Santini. The Audit Committee met four times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.horizonpharma.com.

The Audit Committee performs numerous functions including, among other things:

•

evaluating the performance, independence and qualifications of the Company’s independent registered public accounting firm and determining whether to retain the Company’s existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of the Company’s independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of the Company’s independent registered public accounting firm on the Company’s engagement team as required by law;

•	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with the Company’s independent registered public accounting firm and management;

•

reviewing with the Company’s independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls;

•	reviewing with management and the Company’s independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in the Company’s annual proxy statement;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with the Company’s code of business conduct and ethics;

•	reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing the Company’s investment policy on a periodic basis; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. Pauli qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Pauli’s level of knowledge and experience based on a number of factors, including his formal education and experience as a Chief Financial Officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Louis C. Bock
Ronald Pauli
Michael Grey
Gino Santini

Compensation Committee

The Compensation Committee is composed of three directors: Dr. Formela, Mr. Grey and Dr. Himawan. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met two times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.horizonpharma.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	reviewing and recommending to the Board of Directors the compensation and other terms of employment of the Company’s executive officers;

•

reviewing and recommending to the Board of Directors performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for the Company, as well as modification or termination of existing plans and programs;

•	evaluating and recommending to the Board of Directors the type and amount of compensation to be paid or awarded to non-employee members of the Board of Directors;

•	administering the Company’s equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•

reviewing the competitiveness of the Company’s executive compensation programs and evaluating the effectiveness of the Company’s compensation policy and strategy in achieving expected benefits to the Company;

•

reviewing and recommending to the Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for its executive officers;

•	preparing the report that the SEC requires in the Company’s annual proxy statement;

•	reviewing the adequacy of the Company’s Compensation Committee charter on a periodic basis;

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee; and

•

evaluating risks associated with the Company’s compensation policies and practices and assessing whether risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of the Chief Executive Officer and other senior management, which, as defined in the Compensation Committee charter, includes any officer who reports directly to the Chief Executive Officer and any other officer of the Company or its subsidiaries so designated by the Chief Executive Officer. Other than giving such recommendations, however, the Chief Executive Officer and other senior management have no formal role and no authority to determine the amount or form of executive and director compensation.

The Compensation Committee may, at the expense of the Company, retain legal counsel (which may, but need not be, the regular corporate counsel to the Company) and other consultants and advisors to assist it with its functions. The Compensation Committee has authority to approve such advisors’ fees and other retention terms and to terminate its relationship with any advisor that it retains. In addition, the Compensation Committee has authority to delegate its responsibilities to subcommittees or individual committee members.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of the Company. None of the Company’s officers currently serves, or has served during the last completed year, on the Compensation Committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of the Company’s officers.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not to be incorporated by reference in any filing of Horizon under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Jean-François Formela, M.D.
Michael Grey
Jeff Himawan, Ph.D.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee is composed of three directors: Dr. Bird, Mr. Pauli and Mr. Santini. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met two times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website and www.horizonpharma.com.

The Nominating and Corporate Committee will consider candidates for the Board of Directors who are recommended by stockholders, directors, third party search firms engaged by the Company and other sources. When selecting candidates for recommendation to the Board of Directors, the Nominating and Corporate Committee will consider the attributes of the candidates and the needs of the Board of Directors and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following shall be considered:

•

the independence standards established by the Company, the presence of any material interests that could cause a conflict between the Company’s interests and the interests of the director nominee, and the director nominee’s ability to exercise his or her best business judgment in the interest of all stockholders;

•	the director nominee’s willingness to adhere to the Company’s Code of Ethics;

•

the director nominee’s ability to devote sufficient time to the business of the Board of Directors and at least one of the standing committees of the Board of Directors, in light of the number of other Boards on which the director nominee serves (for profit and not-for-profit) and the other business and professional commitments of the director nominee;

•	the appropriate size and the diversity of the Company’s Board of Directors;

•

the knowledge, skills and experience of the director nominee, including experience in the industry in which the Company operates, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	the director nominee’s familiarity with domestic and international business matters;

•	legal and regulatory requirements that are applicable to the Company;

•	the director nominee’s experience with accounting rules and practices;

•	the director nominee’s ability to enhance the relationship of the Company’s business to the changing needs of society; and

•	the desire of the Board of Directors to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Corporate Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Corporate Governance Committee does not have a formal policy in this regard, the diversity of the Board is listed as a factor to be considered in evaluating candidates for the Board, among others, in the Horizon Pharma, Inc. Nominating and Corporate Governance Committee Charter, which is available on our website. The Nominating and Corporate Committee seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

The Nominating and Corporate Governance Committee will consider director candidates recommended by Horizon stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Horizon stockholder.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual Meeting must do so by delivering no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting (or in the case of the Company’s 2013 Annual Meeting, the 10th day following the day on which public announcement of the date of such meeting is first made) a written recommendation to the Nominating and Corporate Governance Committee c/o Horizon Pharma, Inc., 520 Lake Cook Road, Suite 520, Deerfield, IL 60015, Attn: Secretary. Each submission must set forth:

•	the name and address of the Horizon stockholder on whose behalf the submission is made;

•	the number of Horizon shares that are owned beneficially by such stockholder as of the date of the submission;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

EXECUTIVE OFFICERS

The following table sets forth information regarding executive officers as of March 15, 2012:

Name	Age	Position with the Company
Timothy P. Walbert	44	President, Chief Executive Officer and Chairman of the Board of Directors
Robert J. De Vaere	54	Executive Vice President, Chief Financial Officer
Jeffrey W. Sherman, M.D., FACP	57	Executive Vice President, Development, Regulatory Affairs, Manufacturing and Chief Medical Officer
Michael Adatto	51	Senior Vice President, Managed Care and Commercial Development
Todd N. Smith	42	Senior Vice President, Sales, Marketing and Business Development

The following is biographical information as of March 15, 2012 for our executive officers other than Mr. Walbert, whose biographical information is included above.

Robert J. De Vaere. Mr. De Vaere has served as our executive vice president and Chief Financial Officer since our inception in March 2010 and as the executive vice president and Chief Financial Officer of Horizon Pharma USA since October 2008. From May 2007 to June 2009, Mr. De Vaere served as senior vice president, finance and administration and Chief Financial Officer at IDM, which was acquired by Takeda in 2009. From August 2006 to April 2007, Mr. De Vaere served as Chief Financial Officer at Nexa Orthopedics, Inc., a medical device company, which was acquired by Tornier, Inc. in February 2007. From August 2005 to March 2006, Mr. De Vaere served as vice president, finance and administration and Chief Financial Officer at IDM. From May 2000 to August 2005, Mr. De Vaere served as vice president and Chief Financial Officer at Epimmune Incorporated, a pharmaceutical company focused on the development of vaccines, which was combined with IDM in August 2005. Prior to 2000, Mr. De Vaere served as vice president of finance and administration and Chief Financial Officer at Vista Medical Technologies, Inc., a medical device company. Mr. De Vaere received his B.S. from the University of California, Los Angeles.

Jeffrey W. Sherman, M.D., FACP. Dr. Sherman has served as our executive vice president, development, regulatory affairs, manufacturing and chief medical officer since June 2011, as our executive vice president, development and regulatory affairs and chief medical officer since our inception in March 2010 and as the executive vice president, development and regulatory affairs and chief medical officer of Horizon Pharma USA since June 2009. From June 2009 to June 2010, Dr. Sherman served as president and Board member of the Drug Information Association (“DIA”), a nonprofit professional association of members who work in government regulatory, academia, patient advocacy, and the pharmaceutical and medical device industry. Dr. Sherman is presently serving as immediate past president and as a member of the Board of Directors of DIA. Dr. Sherman is an adjunct assistant professor of Medicine at the Northwestern University Feinberg School of Medicine and is a

member of a number of professional societies as well as a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine. From August 2007 to June 2009, Dr. Sherman served as senior vice president of research and development and chief medical officer at IDM which was acquired by Takeda in 2009. From June 2007 to August 2007, Dr. Sherman served as vice president of clinical science at Takeda, a pharmaceutical research and development center. From September 2000 to June 2007, Dr. Sherman served as chief medical officer and executive vice president at NeoPharm, Inc., a biopharmaceutical company. From October 1992 to August 2000, Dr. Sherman served as director, senior director and executive director of clinical research and head of oncology global medical operations at Searle/Pharmacia (“Searle”), a pharmaceutical company. Prior to joining Searle, Dr. Sherman worked in clinical pharmacology and clinical research at Bristol-Myers Squibb Company, a biopharmaceutical company. Dr. Sherman received his M.D. from the Rosalind Franklin University/Chicago Medical School. Dr. Sherman completed an internal medicine internship, residency and chief medical residency at Northwestern University as well as fellowship training at the University of California, San Francisco (“UCSF”). Dr. Sherman was also a research associate at the Howard Hughes Medical Institute at UCSF.

Michael Adatto. Mr. Adatto has served as the senior vice president, managed care and commercial development of Horizon Pharma USA since August 2, 2010. From November 2005 to July 2010, Mr. Adatto served as senior director, managed markets marketing at Takeda Pharmaceuticals North America Inc., a pharmaceutical company, and managed a department of 12 people in the development and execution of a managed markets franchise strategy for multiple products. From December 2003 to October 2005, Mr. Adatto served as vice president, sales and marketing, at Winston Laboratories, Inc., a subsidiary of Winston Pharmaceuticals, Inc., a pharmaceutical company. From November 2001 to December 2003, Mr. Adatto served as practice lead, life science sales and marketing effectiveness, at BearingPoint, Inc., a management consulting firm. Prior to November 2001, Mr. Adatto served as executive director of sales, Midwest business unit, at Searle Pharmaceuticals, Inc., which was acquired by Pfizer Inc. in 2003. Mr. Adatto received his M.B.A. from Northwestern University and his B.B.A from Pace University.

Todd N. Smith. Mr. Smith has served as the senior vice president, sales, marketing and business development of Horizon Pharma USA since October 1, 2010. From January 2009 to August 2010, Mr. Smith served as vice president, global marketing, strategy and business development at Fenwal, Inc., a global medical device technology company, and managed a team of approximately 100 people located in the U.S. and abroad. Mr. Smith also served as vice president of automated business from May 2008 to January 2009, and amicus category business unit director from November 2007 to May 2008 at Fenwal. From April 2006 to November 2007, Mr. Smith served as director of marketing, virology franchise, at Abbott Laboratories and managed marketing and field teams of approximately 85 people. From March 2004 to April 2006, Mr. Smith served as director of sales, virology franchise, at Abbott Laboratories managing a sales and training team of approximately 200 people. From April 2003 to April 2004, Mr. Smith served as deputy director – product management, segment markets and managed care, at Bayer Biological Products, a pharmaceutical company. At Bayer Biological Products, Mr. Smith also served as associate director of coagulation products from April 2002 to April 2003. From April 2001 to April 2002, Mr. Smith served as associate director of business development at Achillion Pharmaceuticals, Inc., a biopharmaceutical company focused on infectious disease. Prior to April 2001, Mr. Smith served as a regional sales manager, product manager and sales specialist at Agouron Pharmaceuticals, Inc., a pharmaceutical company, which was acquired by Pfizer Inc. in February 2000. Mr. Smith received his B.A. from Norwich University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our named executive officers. Our Board of Directors has delegated responsibility for creating and reviewing the compensation of our executive officers to the Compensation Committee of our Board of Directors, which is composed of independent directors under SEC regulations and the NASDAQ Listing Rules. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to annually review and make recommendations to our Board of Directors regarding all compensation decisions relating to our executive officers. We are holding our first stockholder advisory vote on executive compensation at the Annual Meeting.

Compensation Objectives

We believe in providing a competitive total compensation package to our executive management team through a combination of base salary, discretionary annual bonuses, grants under our equity incentive compensation plan and severance and change in control benefits. Our executive compensation programs are designed to achieve the following objectives:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value;

•	provide a competitive compensation package in which total compensation is primarily determined by company and individual results and the creation of stockholder value;

•	reward the achievement of key performance measures; and

•	compensate our executives to manage our business to meet our long-term objectives.

Our Compensation Committee believes that our executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations by increasing base salary levels, awarding cash bonuses and granting additional equity awards, as appropriate. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to our executives remains competitive relative to compensation paid by companies of similar size, geographic location and stage of development operating in the life sciences industries, taking into account our relative performance and our own strategic objectives.

Setting Executive Compensation

The Compensation Committee reviews and determines generally on an annual basis the compensation to be paid to our Chief Executive Officer and other executive officers. As part of this process, we conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

When setting executive compensation, the Compensation Committee generally considers compensation paid by life sciences and healthcare services companies included in the Radford Global Life Sciences Survey, together with other information available to it. While this information may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, the Compensation Committee generally believes that gathering this information is an important part of our compensation-related decision-making process and typically provides additional context and validation for executive compensation decisions.

Although our Compensation Committee has used this survey data as a tool in determining executive compensation, it typically has applied its subjective discretion to make compensation decisions and, except as described below, has not benchmarked our executive compensation against any group of companies or used a formula to set our executives’ compensation in relation to this survey data. In addition, our Compensation Committee has typically taken into account advice from other non-employee members of our Board of Directors and publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

The Compensation Committee has also considered and intends to continue to consider key performance objectives and milestones and the achievement level of these performance objectives and milestones by our executive officers in setting their base compensation and discretionary bonus levels, and awarding bonuses and long term incentives.

Our Compensation Committee retains the services of third-party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies. In 2011, we engaged Towers Watson, an executive compensation specialist to allow our Compensation Committee to more formally guide and compare our executive compensation against a general industry group of fourteen companies that had recently completed initial public offerings and had similar market capitalizations as us, and a peer group of twenty-six public pharmaceutical companies with similar market capitalizations as us at the time of their initial public offerings. The following table shows the fourteen companies that made up the general industry group and the twenty-six companies that made up the peer group.

General Industry Group:	Peer Group:
Addus HomeCare Corporation	Adolor	NeurogesX
ArcSight	Affymax	Orexigen Therapeutics
Cellu Tissue Holdings	Alexza Pharmaceuticals	Pain Therapeutics
Cumberland Pharmaceuticals	Allos Therapeutics	POZEN
Echo Global Logistics	Arena Pharmaceuticals	Progenics Pharmaceuticals
Global Defense Technology & Systems	Cornerstone Therapeutics	Sangamo Biosciences
IPC The Hospitalist Company	DepoMed	Santarus
Mistras Group	DURECT	Somaxon Pharmaceuticals
NeurogesX	Dyax	Sucampo Pharmaceuticals
NovaBay Pharmaceuticals	GTX	Synta Pharmaceuticals
Oculus Innovative Sciences	Indenix Pharmaceuticals	Transcept Pharmaceuticals
Optimer Pharmaceuticals	Maxgen	Vanda Pharmaceuticals
RHI Entertainment	Neurocrine Biosciences	Xenoport
SoundBite Communications

Towers Watson was specifically engaged to analyze long term incentive compensation provided by these companies to their employees, including executive management, at or around the time they became public companies. The Compensation Committee may make adjustments, including upward adjustments, in our executive compensation levels in the future as a result of this more formal compensation benchmarking process.

Role of Chief Executive Officer in Compensation Decisions

The Chief Executive Officer typically evaluates the performance of other executive officers and employees, along with the performance of the company as a whole against previously determined objectives, on an annual basis and makes recommendations to the Board of Directors or Compensation Committee with respect to annual salary adjustments, bonuses and annual stock option grants. The Board of Directors or Compensation Committee exercises its own independent discretion in recommending salary adjustments and discretionary cash and equity-based awards for all executive officers. The Chief Executive Officer is not present during deliberations or voting with respect to the compensation for himself.

Elements of Executive Compensation

The compensation program for our executive officers consists principally of base salary, annual cash incentive compensation and long-term compensation in the form of stock options and restricted stock units, as well as severance protection for certain of our executive officers through employment agreements with those executive officers and our Severance Benefit Plan. As discussed in more detail below, base salary is based primarily on market factors and annual cash incentive compensation is generally a target percentage of base salary, with the actual amount awarded determined in the discretion of the Board of Directors, upon a recommendation by the Compensation Committee, based upon a determination of the level of attainment of performance goals. The amount of cash compensation and the amount of equity awards granted to our executives are both considered in determining total compensation for our executive officers.

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The Board of Directors or Compensation Committee does not apply specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then current base salary.

The base salaries for each of 2012, 2011, 2010 and 2009 are as follows:

	Base Salary
Named Executive Officer	2012	2011	2010	2009
Timothy P. Walbert	$572,000	$550,000	$450,625	$437,750
Robert J. DeVaere	$364,000	$350,000	$324,450	$315,000
Jeffrey W. Sherman	$384,800	$370,000	$333,900	$315,000
Michael Adatto	$300,000	$274,275	$265,000	$—
Todd N. Smith	$300,000	$274,275	$265,000	$—

In May 2011, our Compensation Committee approved an increase to the annual base salary of Mr. Walbert from $450,625 to $550,000, an increase to the annual base salary of Mr. De Vaere from $324,450 to $350,000, an increase to the annual base salary of Dr. Sherman from $333,900 to $370,000 and 3.5% increases to the annual base salaries of Mr. Adatto and Mr. Smith, with payment of the salary increases contingent upon the completion of the initial public offering or another financing, as determined by the Compensation Committee, in order to conserve cash for our operations. As a result, upon completion of the initial public offering in August 2011, the annual base salary of each of the named executive officers was increased retroactively on January 1, 2011.

Annual Cash Incentive Compensation. In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing appropriate incentives to our executives to achieve defined annual corporate goals. Pursuant to their employment agreements, each executive officer has an established target cash bonus represented as a percentage of base salary as follows: 50% for Mr. Walbert, 40% for Mr. De Vaere, 30% for Dr. Sherman, 30% for Mr. Adatto and 30% for Mr. Smith. Bonus target percentages are reviewed annually and may be adjusted by the Compensation Committee in its discretion, although pursuant to the respective employment agreements with Mr. Walbert, Mr. De Vaere and Dr. Sherman, such percentages may not be reduced without the consent of the executive. In May 2011, our Compensation Committee approved bonus target percentages for our named executive officers for 2011 as follows: 60% for Mr. Walbert, 40% for Mr. De Vaere, 40% for Dr. Sherman, 35% for Mr. Adatto and 35% for Mr. Smith. At the end of each year, the Compensation Committee reviews and determines the level of achievement for each corporate goal and milestone. Final determinations as to discretionary bonus levels are based in part on the achievement of these corporate goals or milestones, as well as the Compensation Committee’s assessment as to the overall development of our business and corporate accomplishments. These corporate goals and milestones, and the proportional emphasis placed on each goal and milestone may vary, from time to time, depending on our overall strategic objectives, but relate generally to factors such as achievement of clinical, regulatory, manufacturing, commercialization and sales milestones for product candidates, financial factors such as raising or preserving capital and performance against our operating budget.

During 2011, the key corporate objectives and milestones considered by the Compensation Committee included the successful completion of our initial public offering, hiring of a third party logistics organization and ensuring adequate supply available to launch DUEXIS, completion of the DUEXIS launch plan, including comprehensive sales operations plans with the hiring and training of the initial sales force and a marketing and reimbursement plan, securing wholesaler and retail contracts and generating an initial order target. Specific performance objectives relating to clinical development and regulatory milestones included the completion of the DUEXIS MAA submission in the United Kingdom, the approval and adherence to post approval commitments for DUEXIS in the U.S., submission and acceptance of the RAYOS NDA in the U.S. and the approval of LODOTRA CAPRA-2 variation data in Europe.

In May 2011, based upon management’s recommendations and the Compensation Committee’s own deliberations, the Compensation Committee approved a discretionary performance incentive bonus amount of $337,969 for Mr. Walbert for 2010, which would be paid contingent and effective upon the completion of the initial public offering or another financing, as determined by the Compensation Committee, in order to conserve cash for our operations. Mr. Walbert was paid the 2010 bonus upon the completion of our initial public offering in August 2011.

In December 2011, based on management’s recommendations and the Compensation Committee’s own deliberations, the Compensation Committee approved discretionary performance incentive bonus amounts of $363,000 for Mr. Walbert, $162,800 for Mr. De Vaere, $162,800 for Dr. Sherman, $96,250 for Mr. Adatto and $96,250 for Mr. Smith based upon its assessment of our performance against our corporate goals for 2011, which included the completion of the initial public offering, gaining approval of and launching DUEXIS and submitting the LODOTRA NDA to the FDA for review. Payments of the discretionary bonuses were made in February 2012.

Long-term Incentive Program. We believe that by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more aligned and will encourage long-term performance. The stock awards enable our executive officers to benefit from the appreciation of stockholder value, while personally participating in the risks of business setbacks. Our equity benefit plans have provided our executive officers the primary means to acquire equity or equity-linked interests in us.

In December 2011, we granted stock options and restricted stock units and in January 2012, we granted performance-based restricted stock units to our named executive officers as part of overall compensation and to reward our executives for the completion of the initial public offering, approval of DUEXIS in the U.S., submission of the RAYOS NDA in the U.S. and significant progress following the acquisition of Nitec. In reaching its decision to provide multiple stock grants to the executive officers as part of total compensation for 2011, the Compensation Committee considered several factors, including the number of shares included in prior grants to the executive officers, the current and potential value of the underlying shares, the number of shares awarded in stock grants to non-executive employees at the same time and with the same vesting terms, and the expense relative to other options available to it in making its decision to provide multiple stock grants, as well as survey data and equity compensation at comparable companies.

The performance-based restricted stock units granted in January 2012 only vest upon achievement of certain performance objectives, which shall in no event take place later than December 31, 2012. The performance objectives include completion of an equity financing transaction, a specific DUEXIS net sales target, FDA approval of RAYOS, DUEXIS prescriptions and access to reimbursement through healthcare plans.

Severance and Change in Control Benefits. Our named executive officers are entitled to certain severance and change in control benefits, the terms of which are described below under “Potential Payments Upon Termination or Change-in-Control.” We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executives’ interests with the best interests of the stockholders.

Severance Benefit Plan. In July 2010, our Board approved a Severance Benefit Plan, which was amended and restated in March 2010, for U.S. officers employed by Horizon Pharma USA and/or Horizon for at least six months at the level of executive vice president, senior vice president or vice president. Severance benefits include payment of three months’ base salary and Consolidated Omnibus Budget Reconciliation Act (“COBRA”), health insurance premiums for vice presidents and six months’ base salary and COBRA health insurance premiums for executive vice presidents and senior vice presidents. In addition, stock option and other equity awards are subject to acceleration in the event of a qualifying termination within 90 days prior to or within 18 months following a change in control. Severance benefits are payable if the officer’s employment is involuntarily terminated without cause or constructively terminated under certain circumstances and are intended to keep our officers focused on corporate interests while employed and to ease the consequences to an officer of a termination of employment. The advantages to us also include our receipt of a waiver and release of claims, which the separated officer must provide to us as a condition to receiving benefits. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under any individual employment agreement or any other agreement, policy, plan, program or arrangement.

Other Compensation. All of our executive officers are eligible to receive benefits offered to our employees generally. Consistent with our compensation philosophy, we intend to continue to maintain the current benefits for our executive officers; however, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer it deems it advisable.

Deductibility of Compensation under Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 as amended (the “IRC”), limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2011, 2010 and 2009 by our Chairman, President and Chief Executive Officer; Executive Vice President and Chief Financial Officer; Executive Vice President, Development, Regulatory Affairs, Manufacturing and Chief Medical Officer; Senior Vice President, Managed Care and Commercial Development; and Senior Vice President, Sales, Marketing and Business Development, who we collectively refer to as our “named executive officers.”

Name and Principal Position	Year	Salary		Bonus		Option Awards(1)		Stock Awards(2)		Non Equity Incentive Plan			All Other Compensation(8)		Total
Timothy P. Walbert	2011		$550,000		$—		$797,744		$658,883		$363,000	(3)		$1,218		$2,370,845
President, Chief Executive Officer and Chairman of the Board of Directors	2010 2009	$ $	450,625 437,750	$ $	— —	$ $	2,182,343 —	$ $	— —	$ $	337,969 175,100	(3)	$ $	1,077 991	$ $	2,972,014 613,841

Robert J. De Vaere	2011		$350,000		$—		$197,170		$162,843		$162,800	(4)		$1,156		$873,969
Executive Vice President and Chief Financial Officer	2010 2009	$ $	324,450 315,000	$ $	— —	$ $	813,744 —	$ $	— —	$ $	162,225 100,800	(4)	$ $	1,657 1,601	$ $	1,302,076 417,401

Jeffrey W. Sherman	2011		$370,000		$—		$197,170		$162,843		$162,800	(5)		$1,070		$893,883
Executive Vice President, Development, Regulatory Affairs, Manufacturing and Chief Medical Officer(5)	2010 2009	$ $	333,900 159,886	$ $	— —	$ $	813,744 165,517	$ $	— —	$ $	125,213 47,250	(5)	$ $	3,139 1,372	$ $	1,275,996 374,025

Michael Adatto	2011		$274,275		$—		$80,455		$66,448		$96,250	(6)		$1,331		$518,759
Senior Vice President, Managed Care and Commercial Development(6)	2010 2009	$ $	110,417 —	$ $	— —	$ $	173,233 —	$ $	— —	$ $	36,440 —	(6)	$ $	324 —	$ $	320,414 —

Todd N. Smith	2011		$274,275		$—		$80,455		$66,448		$96,250	(7)		$824		$518,252
Senior Vice President, Sales, Marketing and Business Development(7)	2010 2009	$ $	66,250 —	$ $	— —	$ $	182,835 —	$ $	— —	$ $	21,863 —	(7)	$ $	127 —	$ $	271,075 —

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of such awards for financial statement reporting in accordance with the provisions of FASB ASC Topic 718 Compensation–Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 11, Stock Option Plan, of the notes to our consolidated financial statements. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
(2)	The grant date fair values of stock awards were based on the closing stock price of our common stock on the date of grant and were determined in accordance with the provisions of ASC Topic 718. For information about the assumptions used in the calculation of grant date fair values, see Note 11 “Equity Incentive Plans” in Part IV, Item 15 in the notes to our consolidated financial statements.
(3)	Mr. Walbert’s target bonus amount for 2009 was $218,875. Our Board approved payment of 80% of such amount, or $175,100, contingent upon the subsequent completion of our recapitalization and acquisition of Nitec which occurred in April 2010. Our Compensation Committee approved Mr. Walbert’s bonus for 2010 in the amount of $337,969, which was paid upon completion of the initial public offering in August 2011. In December 2011, our Board also approved Mr. Walbert’s 2011 bonus in the amount of $363,000, which was paid in February 2012.

(4)	Mr. De Vaere’s target bonus amount for 2009 was $126,000. Our Board approved payment of 80% of such amount, or $100,800, contingent upon the subsequent completion of our recapitalization and acquisition of Nitec which occurred in April 2010. Our Compensation Committee approved Mr. De Vaere’s bonus for 2010 in the amount of $162,225, which was paid upon completion of the initial public offering in August 2011. In December 2011, our Board also approved Mr. De Vaere’s 2011 bonus in the amount of $162,800, which was paid in February 2012.
(5)	Dr. Sherman joined us on June 29, 2009. If he had been employed for the complete fiscal year 2009, Dr. Sherman would have earned an annual base salary of $315,000. His target bonus amount for 2009 was $94,500, which was pro rated to $47,250 since his employment began in mid 2009. Our Board approved payment of the full pro rated amount, or $47,250, contingent upon the subsequent completion of our recapitalization and acquisition of Nitec which occurred in April 2010. Our Compensation Committee approved Dr. Sherman’s bonus for 2010 in the amount of $125,213, which was paid upon completion of the initial public offering in August 2011. In December 2011, our Board also approved Dr. Sherman’s 2011 bonus in the amount of $162,800, which was paid in February 2012.
(6)	Mr. Adatto joined us on August 2, 2010. If he had been employed for the complete fiscal year 2010, Mr. Adatto would have earned an annual base salary of $265,000. His target bonus amount for 2010 was $79,500, which was pro-rated to $36,440 since his employment began in August 2010. Our Compensation Committee approved payment of the full pro-rated amount, or $36,440, which was paid upon completion of the initial public offering in August 2011. In December 2011, our Board also approved Mr. Adatto’s 2011 bonus in the amount of $96,250, which was paid in February 2012.
(7)	Mr. Smith joined us on October 1, 2010. If he had been employed for the complete fiscal year 2010, Mr. Smith would have earned an annual base salary of $265,000. His target bonus amount for 2010 was $79,500, which was pro-rated to $21,863 since his employment began in October 2010. Our Compensation Committee approved payment of the full pro-rated amount, or $21,863, which was paid upon completion of the initial public offering in August 2011. In December 2011, our Board also approved Mr. Smith’s 2011 bonus in the amount of $96,250, which was paid in February 2012.
(8)	Amounts shown in this column include imputed income on life insurance benefits.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination. Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including salary and unused vacation pay.

Potential Termination-Based Payments under Employment Arrangements. In July 2010, we entered into an amended and restated employment agreement with Mr. Walbert, our president and Chief Executive Officer, that provides if we terminate Mr. Walbert without cause or if Mr. Walbert resigns for good reason, he will be entitled to (1) be compensated at his then annual base salary for 12 months from his date of termination, (2) receive his target bonus for the previous year, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. In addition, if Mr. Walbert is terminated without cause or if Mr. Walbert resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. Walbert will fully vest as of the termination date. Cause is defined as gross negligence or willful failure to substantially perform duties and responsibilities to us or willful and deliberate violation of any of our policies; conviction of a felony involving commission of any act of fraud, embezzlement or dishonesty against us or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets and willful and deliberate breach of the executive’s obligations under the employment agreement that cause material injury to us. Resignation for good reason is defined as a material reduction in duties, authority or responsibilities, the relocation of place of employment by more than 50 miles, or a material reduction of salary or annual target bonus opportunity. In the event of termination due to Mr. Walbert’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by our Board or Compensation Committee based on actual performance.

In July 2010, we entered into an amended and restated employment agreement with Mr. De Vaere, our executive vice president and Chief Financial Officer, that provides if we terminate Mr. De Vaere without cause or if Mr. De Vaere resigns for good reason, he will be entitled to be compensated at his then annual base salary for 12 months from his date of termination and will also be entitled to receive COBRA health insurance premiums for up to 12 months from the date of his termination. In addition, if Mr. De Vaere is terminated without cause or resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. De Vaere will fully vest as of the termination date. Cause is defined as gross negligence or willful failure to substantially perform duties and responsibilities to us or willful and deliberate violation of any of our policies; conviction of a felony or the commission of any act of fraud, embezzlement or dishonesty against us or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets; and willful and deliberate breach of the executive’s obligations under the employment agreement that cause material injury to us. Resignation for good reason is defined as a material reduction in duties, authority or responsibilities, the relocation of place of employment by more than 50 miles, or a material reduction of salary or annual target bonus opportunity. In the event of termination due to Mr. De Vaere’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by our Board or Compensation Committee based on actual performance.

In July 2010, we entered into an amended and restated employment agreement with Dr. Sherman, our executive vice president of development, regulatory affairs, manufacturing and chief medical officer, that provides if we terminate Dr. Sherman without cause or if Dr. Sherman resigns for good reason, he will be entitled to be compensated at his then annual base salary for 12 months from his date of termination and will also be entitled to receive COBRA health insurance premiums for up to 12 months from the date of his termination. In addition, if Dr. Sherman is terminated without cause or resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Dr. Sherman will fully vest as of the termination date. Cause is defined as gross negligence or failure to substantially perform duties and responsibilities to us or willful violation of any of our policies; conviction of a felony or the commission of any act of fraud, embezzlement or dishonesty against us or involving moral turpitude the unauthorized use or disclosure of any of our proprietary information or trade secrets; and breach of the executive’s obligations under the employment agreement that causes injury to us. Resignation for good reason is defined as the relocation of place of employment by more than 50 miles, or a material reduction of salary or annual target bonus opportunity. In the event of termination due to Dr. Sherman’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by our Board or Compensation Committee based on actual performance.

Our employment agreements with Mr. Adatto and Mr. Smith do not include provisions for potential payments upon termination or change in control. However, because Mr. Adatto and Mr. Smith are both senior vice presidents who have been employed for at least six months they both are eligible for payments under our Severance Benefit Plan.

Change in Control. A change in control under our employment agreements with Mr. Walbert, Mr. De Vaere and Dr. Sherman is defined generally as the sale of all or substantially all of our assets; a merger or consolidation in which we are not the surviving entity and in which the holders of our voting stock immediately prior to such transaction own less than 50% of voting power of the entity surviving the transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; a reverse merger in which we are the surviving entity but the shares of common stock outstanding prior to the merger are converted into other property and in which the holders of our voting stock immediately prior to such transaction own less than 50% of the voting power of our stock, or where we are a wholly-owned subsidiary of another entity, of our parent; or an acquisition by any person, entity or group of beneficial ownership of at least 75% of the combined voting power entitled to vote in an election of our directors.

Releases. All termination-based payments (other than due to death or complete disability) to Mr. Walbert, Mr. De Vaere and Dr. Sherman pursuant to their employment agreements are contingent upon (1) the executive’s execution of a standard release of claims in our favor and (2) the executive’s entering into a non-competition agreement to be effective during the period during which the executive receives severance benefits.

Sections 280G and 4999. Any payment or benefit provided under our named executive officers’ employment agreements or otherwise in connection with a change in control may be subject to an excise tax under Section 4999 of the IRC. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the IRC. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

The following table sets forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason following a change in control. The table below reflects amounts payable to our executive officers assuming their employment was terminated on December 31, 2011 and, if applicable, a change in control also occurred on such date:

	Upon Termination Without Cause or Resignation for Good Reason - No Change of Control					Upon Termination Without Cause or Resignation for Good Reason - Change of Control(1)
Name	Salary	Continuation of Medical Benefits	Bonus	Value of Accelerated Vesting(2)	Total	Salary	Continuation of Medical Benefits	Bonus	Value of Accelerated Vesting(2)	Total
Timothy P. Walbert	$550,000	$26,875	$330,000	$—	$906,875	$550,000	$26,875	$330,000	$531,368	$1,438,243
Robert J. De Vaere	$350,000	$29,961	$—	$—	379,961	$350,000	$29,961	$—	$131,328	$511,289
Jeffrey W. Sherman	$370,000	$28,177	$—	$—	398,177	$370,000	$28,177	$—	$131,328	$529,505
Michael Adatto	$137,138	$14,075	$—	$—	151,213	$137,138	$14,075	$—	$53,588	$204,801
Todd N. Smith	$137,138	$14,168	$—	$—	151,306	$137,138	$14,168	$—	$53,588	$204,894

(1)	Amounts in these columns assume that termination occurs within 90 days immediately preceding or during the 18 months immediately following a change in control.
(2)	The value of accelerated vesting is equal to the closing stock price of $4.00 per share on December 31, 2011, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price, if applicable.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of non-equity incentive plan and equity incentive plan-based awards to our named executive officers for 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Option Awards; Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards ($)(6)
Timothy P. Walbert	12/8/2011			132,842	(1)		$658,883
	12/8/2011			216,955	(2)	$4.96	$797,744
	N/A	$363,000	(3)

Robert J. De Vaere	12/8/2011			32,832	(1)		$162,843
	12/8/2011			53,621	(2)	$4.96	$197,170
	N/A	$162,800	(4)

Jeffrey W. Sherman	12/8/2011			32,832	(1)		$162,843
	12/8/2011			53,621	(2)	$4.96	$197,170
	N/A	$162,800	(4)

Michael Adatto	12/8/2011			13,397	(1)		$66,448
	12/8/2011			21,880	(2)	$4.96	$80,455
	N/A	$96,250	(5)

Todd N. Smith	12/8/2011			13,397	(1)		$66,448
	12/8/2011			21,880	(2)	$4.96	$80,455
	N/A	$96,250	(5)

(1)	1/4th of the shares vest in equal annual installments over the four years following the December 8, 2011 vesting commencement date.
(2)	1/48th of the shares vest in equal monthly installments over the four years following the December 8, 2011 vesting commencement date.
(3)	Mr. Walbert’s target bonus for 2011 was 60% of his base salary. Our Compensation Committee approved Mr. Walbert’s bonus for 2011 in the amount of $363,000, which represents 110% of his target bonus amount, and payment was made in February 2012.
(4)	Mr. De Vaere’s and Dr. Sherman’s target bonus for 2011 was 40% of their base salary. Our Compensation Committee approved Mr. De Vaere’s and Dr. Sherman’s bonus for 2011 in the amount of $162,800 each, which represents 110% of their target bonus amount, and payment was made February 2012.
(5)	Messrs. Adatto’s and Smith’s target bonus for 2011 was 35% of their base salary. Our Compensation Committee approved Mr. Adatto’s and Mr. Smith's target bonus for 2011 in the amount of $96,250 each, which represents 100% of their target bonus amount, but and payment was made in February 2012.
(6)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, this amount reflects the grant date fair value of such award for financial statement reporting in accordance with the provisions of ASC Topic 718, Compensation-Stock Compensation. Assumptions used in the calculation of this amount are included in Note 11, “Equity Incentive Plans”, of the notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards at December 31, 2011

The following table sets forth certain information regarding outstanding stock options held by our named executive officers on December 31, 2011.

		Option Awards							Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(5)	Market Value of Stock that Has Not Vested(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Timothy P. Walbert	7/16/2008	121,701	(1)(2)	—			$10.43	7/15/2018
	2/3/2010	61,782	(3)	67,155	(3)		$5.20	2/2/2020
	6/16/2010	44,644	(3)	68,143	(3)		$12.94	6/15/2020
	12/8/2011	4,519	(4)	212,436	(4)		$4.96	12/7/2021	132,842	$531,368	—	$—

		232,646		347,734		—			132,842	$531,368	—	$—
Robert J. De Vaere	10/6/2008	46,335	(1)(2)	—			$10.43	10/5/2018
	2/3/2010	22,833	(3)	24,821	(3)		$5.20	2/2/2020
	6/16/2010	16,741	(3)	25,554	(3)		$12.94	6/5/2020
	12/8/2011	1,117	(4)	52,504	(4)		$4.96	12/7/2021	32,832	$131,328	—	$—

		87,026		102,879		—			32,832	$131,328	—	$—
Jeffrey W. Sherman	6/23/2009	46,335	(1)(2)	—			$13.47	6/22/2019
	2/3/2010	22,833	(3)	24,821	(3)		$5.20	2/2/2020
	6/16/2010	16,741	(3)	25,554	(3)		$12.94	6/15/2020
	12/8/2011	1,117	(4)	52,504	(4)		$4.96	12/7/2021	32,832	$131,328	—	$—

		87,026		102,879		—			32,832	$131,328	—	$—
Michael Adatto	6/16/2010	5,835	(2)	8,908	(2)		$12.94	6/15/2020
	12/8/2011	455	(4)	21,425	(4)		$4.96	12/7/2021	13,397	$53,588	$—	$—

		6,290		30,333		—			13,397	$53,588	—	$—
Todd N. Smith	12/2/2010	5,922	(2)	13,033	(2)		$20.78	12/1/2020
	12/8/2011	455	(4)	21,425	(4)		$4.96	12/7/2021	13,397	$53,588	$—	$—

		6,377		34,458		—			13,397	$53,588	—	$—

(1)	The initial grant for each officer is early exercisable; as such, 100% of the option is exercisable.
(2)

1/4th of the shares vest one year after the vesting commencement date, 1/48th of the shares vest monthly thereafter over the next three years. The options reflected in the table have the following vesting commencement dates: Mr. Walbert – June 30, 2008, Mr. De Vaere – October 6, 2008, Dr. Sherman – June 29, 2009, Mr. Adatto – June 21, 2010 and Mr. Smith – October 1, 2010.

(3)	1/4th of the shares vest one year after the vesting commencement date, which is the same date as the grant date, 1/48th of the shares vest monthly thereafter over the next three years.
(4)	1/48th of the shares vest in equal monthly installments over the four years following the vesting commencement date, which is the grant date.
(5)	RSUs will vest in equal annual installments, such that the RSUs shall be 100% vested on the fourth anniversary of the vesting commencement date.
(6)	The value of the stock awards is based on our closing stock price of $4.00 per share on December 30, 2011.

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock option awards during the fiscal year ended December 31, 2011.

Option Repricings

We did not engage in any repricings or other modifications to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2011.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified deferred contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our executive officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Other benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees.

Non-Employee Director Compensation

Our Board of Directors has adopted a compensation policy for our non-employee directors who are not affiliated with any holder of more than 5% of our common stock, which became effective upon the initial public offering. The policy provides for an annual Board service retainer, payable in quarterly installments, of $40,000 for a non-executive Chairman of the Board or lead independent director and $30,000 for all other eligible non-employee directors and committee member service fees ranging from $3,750 to $15,000 per year. In addition, eligible non-employee directors elected to the Board after the completion of our initial public offering will receive a stock option for 10,530 shares, vesting in equal installments over 36 month from the date of grant. Thereafter, at each Annual Meeting of our stockholders, eligible non-employee directors will automatically receive stock option grants of 5,265 shares, vesting in equal installments over 12 months from the date of grant.

Also, we have reimbursed and will continue to reimburse our non-employee directors for their travel-related expenses, including lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

The following table sets forth compensation information for the Company’s non-employee directors who earned or received compensation under our non-employee director compensation policy in 2011. Drs. Bird, Hubert Birner (who resigned from our Board of Directors in March 2012), Formela, Himawan and Peter Johann (who resigned from our Board of Directors in September 2011) and Messrs. Bock and Santini did not earn or receive any compensation (other than reimbursements) in 2011.

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total Compensation
Ronald Pauli	$11,250	$37,308	$48,558
Michael Grey	$7,500	$37,308	$44,808

(1)	The amounts shown in this column reflect the grant date fair value of option awards issued to our non-employee directors during 2011, calculated in accordance with the provisions of FASB ASC Topic 718. See the assumptions used in the Black-Scholes model in the notes to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.
(2)	In September 2011, Messrs. Pauli and Grey each were granted 10,530 stock options to purchase shares of our common stock, vesting in equal monthly installments over the three years following the vesting commencement date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person” is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons or any entity owned or controlled by such persons. Any related-person transaction may only be consummated if our Audit Committee has approved or ratified the transaction in accordance with the policy guidelines set forth below.

The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant stockholders identify, any transaction involving them, their affiliates or family members that may be considered a related-party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process. Before the recent adoption of our Related-Person Transactions Policy, we did not have a formal policy concerning transactions with related persons.

Certain Related Transactions

The following current directors and ex-directors are affiliated with our principal stockholders as indicated in the table below:

Director	Principal Stockholder
Jeffrey Bird, M.D., Ph.D.	Sutter Hill Ventures, a California Limited Partnership
Louis C. Bock	Scale Venture Partners II, L.P.
Jean-François Formela, M.D.	Atlas Venture Fund VI, L.P.
Jeff Himawan, Ph.D.	Essex Woodlands Health Ventures Fund VII, L.P.
Peter Johann, Ph.D.	NGN Biomed Opportunity I, L.P.

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2011, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

2011 Convertible Note Financings

In January 2011, pursuant to an amendment to the Series B Preferred Stock and Subordinated Convertible Note Purchase Agreement, we issued $5.0 million in aggregate principal amount of subordinated convertible promissory notes (the “January 2011 notes”) in a private placement to holders of our Series B preferred stock. Additionally, in April 2011, pursuant to an amendment to the Series B Preferred Stock and Subordinated Convertible Note Purchase Agreement, we issued $1.7 million in aggregate principal amount of subordinated promissory notes (the “April 2011 notes”) in a private placement to holders of our Series B preferred stock. The January 2011 notes and April 2011 notes were subordinate to the indebtedness under our debt facility with Oxford Finance LLC and Silicon Valley Bank and other indebtedness we might have incurred to certain lenders and were convertible into equity securities upon the occurrence of certain events. The January 2011 notes and April 2011 notes accrued interest at a rate of 10% per annum. The January 2011 notes and April 2011 were converted into common stock in connection with our initial public offering.

Purchasers of our January 2011 notes and April 2011 notes included the following holders of more than 5% of our capital stock, or entities affiliated with them at the time of the transaction. The following table sets forth the principal amount of the January 2011 notes and April 2011 notes purchased by such holders:

	January 2011 Notes	April 2011 Notes
Participants(1)	Loan Amount	Loan Amount
5% or Greater Stockholders
Atlas Venture Fund VI, L.P. and its affiliates(2)	$1,100,001	$380,000
Essex Woodlands Health Ventures Fund VII, LP	$981,885	$339,197
Scale Venture Partners II, LP	$939,771	$324,648
NGN Biomed Opportunity I, L.P. and its affiliates(3)	$578,947	$200,000
Sutter Hill Ventures, a California Limited Partnership	$410,765	$141,901
The Global Life Science Ventures Fund II Limited Partnership and its affiliates(4)	$384,973	$122,668
TVM Life Science Ventures VI, L.P. and its affiliates(5)	$329,999	$26,036

(1)	Additional detail regarding these stockholders and directors affiliated with these stockholders and their equity holdings is provided in the “Security Ownership of Certain Beneficial Holders and Management” section of this Proxy Statement.
(2)	Represents convertible notes held by Atlas Venture Fund VI, L.P., Atlas Venture Fund VI GmbH & Co. KG and Atlas Venture Entrepreneurs’ Fund VI, L.P.
(3)	Represents convertible notes held by NGN Biomed Opportunity I, L.P. and NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG.
(4)	Represents convertible notes held by The Global Life Science Ventures Fund II Limited Partnership and The Global Life Science Ventures Funds II GmbH & Co. KG.
(5)	Represents convertible notes held by TVM Life Science Ventures VI, L.P. and TVM Life Science Ventures VI GmbH & Co. KG.

Participation in the Initial Public Offering

In August 2011, we completed our initial public offering involving investments by certain then current stockholders known by us to beneficially own, together with their affiliates, more than 5% of our common stock. The following table provides information regarding the number of shares of common stock purchased in our initial public offering by these stockholders and related proceeds:

Participants(1)	Shares Purchased	Proceeds
5% or Greater Stockholders
Atlas Venture Fund VI, L.P. and its affiliates(2)	369,814	$3,328,326
Essex Woodlands Health Ventures Fund VII, LP	330,104	$2,970,936
Scale Venture Partners II, LP	315,946	$2,843,514
NGN Biomed Opportunity I, L.P. and its affiliates(3)	194,639	$1,751,751
Sutter Hill Ventures, a California Limited Partnership	138,097	$1,242,873
The Global Life Science Ventures Fund II Limited Partnership and its affiliates(4)	80,000	$720,000
TVM Life Science Ventures VI, L.P. and its affiliates(5)	156,162	$1,405,458

(1)	Additional detail regarding these stockholders and directors affiliated with these stockholders and their equity holdings is provided in the “Security Ownership of Certain Beneficial Holders and Management” section of this Proxy Statement.
(2)	Represents shares purchased by Atlas Venture Fund VI, L.P., Atlas Venture Fund VI GmbH & Co. KG and Atlas Venture Entrepreneurs’ Fund VI, L.P.
(3)	Represents shares purchased by NGN Biomed Opportunity I, L.P. and NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG.
(4)	Represents shares purchased by The Global Life Science Ventures Fund II Limited Partnership and The Global Life Science Ventures Funds II GmbH & Co. KG.
(5)	Represents shares purchased by TVM Life Science Ventures VI, L.P. and TVM Life Science Ventures VI GmbH & Co. KG.

March 2012 Private Placement

In March 2012, we closed a private placement with a select group of institutional and accredited investors (the “PIPE financing”). Upon the closing of the PIPE financing, we received gross proceeds of approximately $50.8 million resulting from the sale of 14,033,829 units at a price of $3.62125 per unit. Each unit consisted of one share of our common stock and a warrant to purchase 0.25 shares of our common stock at an exercise price of $4.308 per share.

Purchasers in the PIPE financing included the following holders of more than 5% of our capital stock, or entities affiliated with them. The following table sets forth the proceeds received, units purchased and warrants issued to such holder in the PIPE financing:

Participants(1)	Proceeds	Common Stock	Warrants
5% or Greater Stockholders
Atlas Venture Fund VI, L.P. and its affiliates(2)	$2,999,999	828,443	207,110
Essex Woodlands Health Ventures Fund VII, LP	$9,999,999	2,761,477	690,369
NGN Biomed Opportunity I, L.P. and its affiliates(3)	$1,000,001	276,148	69,037
Sutter Hill Ventures, a California Limited Partnership	$2,338,676	645,820	161,455

(1)	Additional detail regarding these stockholders and directors affiliated with these stockholders and their equity holdings is provided in the “Security Ownership of Certain Beneficial Holders and Management” section of this Proxy Statement.
(2)	Represents shares purchased by Atlas Venture Fund VI, L.P., Atlas Venture Fund VI GmbH & Co. KG and Atlas Venture Entrepreneurs’ Fund VI, L.P.
(3)	Represents shares purchased by NGN Biomed Opportunity I, L.P. and NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG.

Employment Agreements and Change of Control Arrangements

We have entered into employment agreements, which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement, with our executive officers.

Stock Options and Stock Awards Granted to Executive Officers and Directors

We have granted stock options and stock awards to our executive officers and directors, which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Indemnification of Officers and Directors

Our restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm for the Company for the year ending December 31, 2012. PricewaterhouseCoopers provided services in connection with the audit of our financial statements for the year ended December 31, 2011, assistance with our Annual Report submitted to the SEC on Form 10-K and filed with the SEC, and consultation on matters relating to accounting and financial reporting.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm for the Company requires that the number of votes cast in favor exceed the number of votes cast in opposition at the Annual Meeting at which a quorum is present. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company in 2011 and 2010, by PricewaterhouseCoopers:

	2011	2010
Audit fees(1)	$847,000	$3,040,000
Tax fees(2)	36,000	62,000

Total	$883,000	$3,102,000

(1)	Audit Fees consist of fees for professional services performed by PricewaterhouseCoopers for the audit of our annual financial statements, review of our quarterly financial statements, review of our registration statements, including our registration statement on Form S-1 for our initial public offering, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Tax fees consist of fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning.

The Audit Committee has considered whether provision of the above audit related services is compatible with maintaining the registered public accounting firm’s independence and has determined that such services are compatible with maintaining the registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. The Audit Committee pre-approved all such services in 2011 and 2010.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles; strongly aligned with our stockholders’ interests; and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF

ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable the Company’s stockholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statements. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders once every year.

The Board believes that an annual advisory vote on the compensation of the Company’s named executive officers will most effectively provide the Company’s stockholders with timely input on the Board’s annual executive compensation decisions and allow the Board to consider this input in the next compensation decision cycle.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years, or abstaining from voting on the proposal.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 4

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received and the written representations from certain reporting persons, the Company has determined that no officer, director or ten percent beneficial owner known to the Company was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2011, with the exception of Timothy P. Walbert, Robert J. De Vaere and Jeffrey W. Sherman, who each filed one Form 4 reporting a transaction one day late.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Horizon stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Horizon. Direct your written request to Horizon Pharma, Inc., Robert J. De Vaere, Chief Financial Officer at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or contact Robert J. De Vaere at 1-760-436-4010. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2013 must be received by us no later than December 31, 2012, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under the Company’s bylaws, a stockholder who wishes to make a proposal at the 2013 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify the Company no later than March 10, 2013, unless the date of the 2013 Annual Meeting is more than 30 days before or more than 30 days after the one-year anniversary of the 2012 Annual Meeting. If the stockholder fails to give notice by March 10, 2013, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2013 Annual Meeting may exercise discretionary voting power regarding any such proposal.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert J. De Vaere Secretary

April 30, 2012

A copy of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to: Corporate Secretary, Horizon Pharma, Inc., 520 Lake Cook Road, Suite 520, Deerfield, IL 60015.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

HORIZON PHARMA, INC.

INTERNET

http://www.proxyvoting.com/hznp

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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FOLD AND DETACH HERE

The Board of Directors recommends a vote “FOR” the nominees for director listed below.

1. ELECTION OF DIRECTORS

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

Nominees:

01 Michael Grey

02 Ronald Pauli

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

Please mark your votes as indicated in this example X

The Board of Directors recommends a vote “FOR” Items 2 and 3 and a vote for “ONE YEAR” on Item 4.

FOR

AGAINST

ABSTAIN

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

FOR

AGAINST

ABSTAIN

3. Approval, on an advisory basis, of the compensation of Horizon Pharma, Inc.’s named executive officers, as disclosed in the Proxy Statement.

FOR

AGAINST

ABSTAIN

Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of Horizon Pharma, Inc.’s named executive officers.

ONE YEAR

TWO YEAR

THREE YEAR

ABSTAIN

Mark Here for Address Change or Comments SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

Signature

Date

You can now access your Horizon Pharma, Inc. account online.

Access your Horizon Pharma, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Horizon Pharma, Inc. now makes it easy and convenient to get current information on your stockholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://www.proxyvoting.com/hznp

FOLD AND DETACH HERE

PROXY

HORIZON PHARMA, INC.

Annual Meeting of Stockholders – June 8, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Timothy P. Walbert and Robert J. De Vaere, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Horizon Pharma, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Horizon Pharma, Inc. to be held June 8, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 AND 3 AND “ONE YEAR” FOR ITEM 4.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

22126

(Continued and to be marked, dated and signed, on the other side)